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                                                                   EXHIBIT 10.18


                               ANTIGENICS L.L.C.

                             INCENTIVE EQUITY PLAN

1.   Purpose of the Plan

          The purpose of this Antigenics L.L.C. Incentive Equity Plan (the "Plan") is to enable Antigenics L.L.C. ("Antigenics"), through the issuance of options to acquire Interests in Antigenics, to provide incentives to Managers, officers and employees of, and advisors and consultants to, Antigenics who, through the performance of services to Antigenics, contribute to its success and the growth of its business.

2.   Definitions

          Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the Limited Liability Company Agreement of Antigenics dated as of December 31, 1995 (the "LLC Agreement").

          (a)  "Act" means the Securities Exchange Act of 1934.

          (b)  "Board" means the Board of Managers of Antigenics.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Company" means Antigenics and the entities directly or indirectly controlled by it, if any, any of whose managers, officers, employees, advisors and consultants are Participants in the Plan.

          (e) "Disability" means a permanent and total disability, as determined by the Board in its sole discretion. A Disability shall be deemed to occur at the time of the determination of the Disability by the Board.

          (f) "Fair Market Value" means the value of an Interest on a particular date, determined by the Board in good faith.

          (g) "Option" means the right to purchase an Interest at a prescribed Purchase Price on the terms specified in the Plan.

          (h) "Participant" means any individual or entity that is granted an Option under the Plan.


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          (i)  "Termination of Services" means termination of the relationship with the Company so that an individual or entity is no longer a manager, officer or employee of, or an advisor or consultant to, the Company. In the event an entity shall cease to be controlled by Antigenics, any individual or entity that is not otherwise a manager, officer or employee of, or an advisor or consultant to the Company shall incur a Termination of Services at the time the entity ceases to be wholly-owned by Antigencis. A Termination of Services shall not include a leave of absence approved for purposes of the Plan by the Board.

3.   Effective Date/Expiration of Plan

          The Plan shall become effective (the "Effective Date") upon its approval by a majority in interest of the Members. No Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4.   Administration

          (a) BOARD OF MANAGERS OR ITS COMMITTEE. The Plan shall be administered by the Board or any committee of the Board duly appointed by the Board (references herein to the "Board" shall be deemed to include such committee so appointed). The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions, to select Participants in, and grant Options under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Board, in its sole discretion, deems necessary or desirable. The Board shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Board in connection with the foregoing shall be final and conclusive.

          (b) ADVISORS. The Board may designate one or more officers of the Company, employees of the Company or professional advisors to assist the Board in the administration of the Plan, and may grant authority to such persons to execute instruments evidencing Options (as defined herein) or other documents on behalf of the Board. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such


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consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

          (c) INDEMNIFICATION. No Manager, and no officer or employee of, or professional advisor, legal counsel, consultant or agent referred to in the preceding paragraph (b), shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the LLC Agreement, each such person or entity referred to in the preceding sentence, shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company, such consent not to be unreasonably withheld), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such person's, or such entity's, own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification such persons or entities may have under applicable law or under the LLC Agreement.

5.   Interests; Adjustment Upon Certain Events

          (a) MAXIMUM INTERESTS. The maximum aggregate Interests that may be issued under the Plan shall be 5% of the total Interests that would be outstanding as of the Effective Date, assuming the issuance of the Interests that may be acquired upon exercise of Options. If Options are for any reason canceled, or expire or terminate unexercised, the Interest covered by such Options shall again be available for the grant of Options, subject to the foregoing limit.

          (b) ADJUSTMENTS; RECAPITALIZATION, ETC. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the Members of Antigenics to make or authorize any' adjustment, recapitalization, reorganization or other change in Antigenics' capital structure or its business, any merger or consolidation of Antigenics, any issue of bonds, debentures or preference interests ahead of or affecting Interests, the dissolution or liquidation of Antigenics or any other entity, or any sale or transfer of all or part of its assets or business or any other Company act or proceeding. If and whenever Antigenics takes any such action, however, the following provisions, to the extent applicable, shall govern:

               (i) Subject to Section 5(b)(ii), if Antigenics merges or consolidates with one or more entities, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the Interest as to which such Options shall then be exercisable but on the same terms and conditions of exercise set forth in such Options, the number and class of securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of



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     the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the Interest receivable upon exercise of such Options (whether or not then exercisable).

          (ii) In the event of a merger or consolidation in which Antigenics is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Antigenics' outstanding Interests by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Antigenics' assets (the foregoing being referred to as "Acquisition Events"), then the Board may in its discretion terminate all outstanding Options as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Date, each Participant shall have the right to exercise in full all of the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options).

          (iii) Subject to Section 5(a), the Board may grant Options under the Plan in substitution for options held pursuant to grants made by another entity that is merged with or otherwise acquired by the Company. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          (iv) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than an Interest, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Interests set forth in this Section 5, as determined by the Board in its discretion.

          (v) Except as hereinbefore expressly provided, the issuance by Antigenics of Interests, or securities convertible into Interests, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Interests and/or other securities or property subject to Options theretofore granted or the Purchase Price therefor.

6.    Awards and Terms of Options

          (a) GRANT. The Board may grant Options, subject to the terms of this Plan. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in


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such form not inconsistent with the Plan as the Board shall approve from time to time. Without limiting the generality of the preceding sentence, any such agreement may provide, among other things, that Interests acquired pursuant to exercise of Options should be subject to (i) the right, but not the obligation, of Antigenics to repurchase such Interests for their Fair Market Value in the event that the Participant desires to sell such Interests, and/or (ii) the right, but not the obligation, of Antigenics to repurchase such Interests for their Fair Market Value from a Participant in the event of a Termination of Services of such Participant.

          (b) EXERCISE PRICE. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of an Option shall be determined by the Board.

          (c) INTEREST. Subject to Section 5(a), the Option Agreement shall specify the Interest subject to the Options granted to the Participant, as determined by the Board in its sole discretion.

          (d) EXERCISABILITY. At the time of grant, the Board shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise set forth in the Option Agreement, subject to the terms of the Plan; No Option shall be exercisable after the expiration of ten (10) years from the date of grant. Each Option shall be subject to earlier termination as provided in Section 8 below.

          (e) EXERCISE OF OPTIONS.

               (i) A Participant may elect to exercise an Option by giving written notice to the Board of such election and of the portion of the Option such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the portion of ,the Option being exercised.

               (ii) The Purchase Price shall be paid at the time of exercise as follows:

                    (A) in cash or by check, bank draft or money order payable to the order of Antigenics;

                    (B) with the Board's prior written approval, by delivery of a promissory note of the Participant to Antigenics, such promissory note to be on such terms as are specified by the Board, or by a combination of cash and the Participant's promissory note; or

                    (C) on such other terms and conditions as may be acceptable to the Board and in accordance with the law of the State of


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          Delaware. Upon receipt of payment, Antigenics shall deliver to the
          Participant as soon as practicable evidence of the Interest then purchased.

7.   Admission as Member

          Upon exercise of an Option, the Participant shall become a Member of Antigenics by virtue of the Interest issued to such Participant and shall be subject to the terms and conditions of the LLC Agreement, as then in effect.

8.   Effect of Termination of Services

          (a) DEATH OR DISABILITY. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Services, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Services (and any Options not previously exercisable but made exercisable by the Board at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods:

              (i) In the event of the Participant's death, such Options shah remain exercisable Coy the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one (1) year from the date of the Participant's death, provided that the Board, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's death.

               (ii) In the event the Participant's services terminate due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant's Termination of Services, provided that the Board, in its discretion, may at any time extend such time period to up to three
     (3) years from the date of the Participant's Termination of Services.

          (b) OTHER TERMINATION. In the event the Participant's services to the Company are terminated by the Company for a reason other than cause, such Options shall remain exercisable for the original term of such Options. In the event the Participant voluntarily terminates his/her services to the Company, such Options shall remain exercisable for six (6) months from the date of the Participant's Termination of Services. In the event of Termination of Services for any reason other than as provided in Section 8(a) or in the preceding two sentences of this Section 8(b), all outstanding Options not exercised by the Participant prior to such Termination of Services shall immediately be cancelled.


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9.   Nontransferability of Options

          No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shah be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

10.  Rights as a Member

          A Participant (or a permitted transferee of an Option) shall have no rights as a Member with respect to any Interest covered by such Participant's Options until such Participant shall have become the holder of record of such Interest, and no adjustments shall be made for distributions in cash or other property or other rights in respect to any such Interest, except as otherwise specifically provided for in this Plan.

11.  Determinations

          Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons.

12.  Termination, Amendment and Modification

          The Plan shall terminate at the close of business on the day immediately preceding the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options which by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of a majority in interest of the Members of Antigenics, (i) increase the total Interests which may be acquired upon exercise of Options granted under the Plan or (ii) change the types of persons eligible to be Participants under the Plan.

          Nothing contained in this Section 12 shall be deemed to prevent the Board from authorizing amendments of outstanding Options of Participants, including, without


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limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as all Options outstanding at any one time shall not call for issuance of more Interests than the Plan authorizes and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms.

          Notwithstanding anything to the contrary contained in this Section 12, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant's Option, alter or impair the rights and obligations arising under any then outstanding Option.

13.  Non-Exclusivity

          Neither the adoption of the Plan by the Board nor the submission of the Plan to the Members of Antigenics for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of options and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

14.  Use of Proceeds

          The proceeds of the sale of Interests subject to Options under the Plan are to be added to the general funds of Antigenics and used for its general corporate purposes as the Board shall determine.

15.  General Provisions

          (a) RIGHT TO TERMINATE SERVICES. Neither the adoption of the Plan nor the grant of Options shall impose any obligations on the Company to continue the services of any Participant, nor shall it impose any obligation on the part of any Participant to continue to perform services for the Company, subject however to the provisions of any agreement between the Company and the Participant.

          (b) PURCHASE FOR INVESTMENT. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to Antigenics a written statement, in form satisfactory to Antigenics, representing and warranting that such Participant is purchasing or accepting the Interest then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or resale of any such Interest shall be made either pursuant to (i) a Registration Statement on an


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appropriate form under the Securities Act of 1933, as amended (the "Securities
Act"), which Registration Statement shall have become effective and shall be current with respect to the Interests being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to Antigenics, from counsel approved by Antigenics as to the availability of such exception.

          (c) TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Antigenics and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by Antigenics in connection with the Plan shall continue to be part of the general funds of Antigenics, and no individual or entity other than Antigenics shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from Antigenics pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of Antigenics.

          (d) NOTICES. Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Interests and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

          (e) SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

          (f) PAYMENT TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and its officers, employees, agents and representatives with respect thereto.

          (g) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.


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          (h) CONTROLLING LAW. The Plan shall be construed and enforced according the laws of the State of Delaware.

16.  Issuance of Certificates; Legends and Payment of Expenses

          (a) CERTIFICATES. Upon any exercise of an Option and payment of the exercise price as provided in such Option, any evidence of the Interest as to which such Option has been exercised shall be issued by Antigenics in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

          (b) LEGENDS. Evidence of Interests issued upon exercise of an Option shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between Antigenics and the Participant with respect to such Interest.

          (c) PAYMENT OF EXPENSES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Interest, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

17.  Withholding Taxes

          Antigenics shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in cash or other property in lieu of withholding) the amount of any Federal, state or local taxes required by law to be withheld by Antigenics for any Interest or cash payments deliverable under this Plan, and Antigenics may defer such delivery unless such withholding requirement is satisfied.



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